Exhibit 21.1

LIST OF SUBSIDIARIES OF COTT CORPORATION

	Name of Subsidiary	Jurisdiction of Incorporation or Organization	Direct or Indirect Percentage of Ownership
1	Cott Holdings Inc.	Delaware	100%
2	Cott Beverages Inc.[1]	Georgia	100%
3	Northeast Retailer Brands LLC	Delaware	51%
4	Cott Vending Inc.	Delaware	100%
5	Cott Beverages Luxembourg S.a r.l.	Luxembourg	100%
6	Cott Luxembourg S.a r.l.	Luxembourg	100%
7	Interim BCB, LLC	Delaware	100%
8	Caroline LLC	Delaware	100%
9	Cliffstar LLC	Delaware	100%
10	Cott IP Holdings Corp.	Delaware	100%
11	Cott UK Acquisition Limited	United Kingdom	100%
12	Cott Retail Brands Limited	United Kingdom	100%
13	Cott Europe Trading Limited	United Kingdom	100%
14	Cott Beverages Limited	United Kingdom	100%
15	Cott Limited	United Kingdom	100%
16	Cott Nelson (Holdings) Limited	United Kingdom	100%
17	Cott (Nelson) Limited	United Kingdom	100%
18	Cott Private Label Limited	United Kingdom	100%
19	Cott Retail Brands Netherlands BV	Netherlands	100%
20	2011438 Ontario Ltd.	Ontario	100%
21	804340 Ontario Ltd.	Ontario	100%
22	Cott Embotelladores de Mexico, S.A. de C.V.	Mexico	100%
23	Mexico Bottling Services, S.A. de C.V.	Mexico	100%
24	Servicios Gerenciales de Mexico, S.A. de C.V.	Mexico	100%
25	Cott do Brasil Industria, Comercio, Importacao e	Brazil	100%
	Exportacao de Bebidas e Concentrados Ltda
26	Cott (Barbados) IBC Ltd.	Barbados	100%
27	967979 Ontario Limited	Ontario	100%
28	156775 Canada Inc.	Canada	100%
29	Cott (Hong Kong) Limited	Hong Kong	100%
30	Cott Maquinaria y Equipo, S.A. de C.V.	Mexico	100%
31	AD Personales, S.A. de C.V.	Mexico	100%
32	Cott Developments Limited	United Kingdom	100%
33	Cooke Bros Holdings Limited	United Kingdom	100%
34	Cooke Bros (Tattenhall), Limited	United Kingdom	100%
35	Mr. Freeze (Europe) Limited	United Kingdom	100%
36	Calypso Soft Drinks Limited	United Kingdom	100%
37	Jay Juice Limited	United Kingdom	100%
38	TT Calco Limited	United Kingdom	100%
39	Total Water Solutions Limited	United Kingdom	100%
40	Tip Top Soft Drinks Limited	United Kingdom	100%
41	Cott Ventures UK Limited	United Kingdom	100%
42	Cott Ventures Limited	United Kingdom	100%
43	Aimia Foods Holdings Limited	United Kingdom	100%
44	Aimia Foods EBT Company Limited	United Kingdom	100%

45	Aimia Foods Group Limited	United Kingdom	100%
46	Aimia Foods Limited	United Kingdom	100%
47	Stockpack Limited	United Kingdom	100%
48	DS Services of America, Inc.	Delaware	100%
49	DS Customer Care, LLC	Delaware	100%
50	1702922 Ontario Limited	Ontario	100%
51	4368479 Canada Limited	Canada	100%
52	AquaTerra Corporation	Canada	100%

1.	This entity also does business as Cott Beverages USA, Cott International, Cott Concentrates and RC Cola International, each of which is a division of Cott Beverages Inc.